March 24, 2000


Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, IN  47305

Board of Directors
Decatur Financial, Inc.
520 North 13th Street
P.O. Box 988
Decatur, IN  46733

     Re: Merger of Decatur Financial, Inc. with and into First Merchants Corporation

Ladies and Gentlemen:

     We have acted as special counsel to First Merchants Corporation, an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("First Merchants"), in connection with the proposed merger of Decatur Financial, Inc., an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Decatur Financial"), with and into First Merchants, pursuant to the terms of the Agreement of Reorganization and Merger between First Merchants and Decatur Financial, dated January 20, 2000 (the "Merger Agreement"), as described in the Registration Statement on Form S-4 to be filed by First Merchants with the Securities and Exchange Commission on or about March 24, 2000 (the "Registration Statement").

     This opinion is being rendered as required by Section 9 of the Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meaning assigned to them in the Registration Statement.

     In connection with this opinion, we have relied on and have examined, and we are familiar with originals or copies of, certified or otherwise identified to our satisfaction, (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. This opinion is subject to the receipt by us prior to the effective time of the merger of Decatur Financial with and into First Merchants (the "Merger") of certain written representations and covenants of Decatur Financial and First Merchants, the accuracy and truthfulness of which we shall assume and rely upon without investigation. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

     Based upon and subject to the foregoing, provided that the Merger of Decatur Financial with and into First Merchants qualifies as a statutory merger under applicable state law, and assuming that (i) after the transaction, First Merchants, as successor of Decatur Financial, will hold substantially all of its assets,


                                     Ex.8-1

First Merchants Corporation
Decatur Financial, Inc.
March 24, 2000
Page 2

and (ii) in the transaction, the Decatur Financial shareholders will exchange an amount of stock constituting majority control of Decatur Financial solely for First Merchants common stock, we are of the opinion that the Merger will, under current law, constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that Decatur Financial and First Merchants will each be a party to the reorganization within the meaning of Section 368(b) of the Code. As a reorganization under Section 368(a)(1)(A) of the Code, the Merger will have the following federal income tax consequences for Decatur Financial shareholders, Decatur Financial, and First Merchants:

     1. In general, a Decatur Financial shareholder who elects to receive only shares of First Merchants common stock will not recognize gain or loss on the exchange, for federal income tax purposes. Code Section 354(a)(1). Gain or loss for federal income tax purposes will be recognized, however, with respect to cash payments received by a Decatur Financial shareholder in lieu of fractional share interests resulting from the conversion ratio. Rev. Rul. 66-365, 1966-2 C.B. 116. Any cash received by a Decatur Financial shareholder in lieu of a fractional share interest will be treated as received by the shareholder as a distribution in redemption of that fractional share interest and will be treated as a distribution in full payment in exchange for the fractional share interest redeemed, subject to the provisions and limitations of Code Section 302.

     2. A Decatur Financial shareholder who elects to receive part cash and part First Merchants common stock will recognize gain to the extent of boot received. Code Sections 354(a)(1) and 356(a)(1). Whether such gain is capital gain or a dividend will be determined based upon the Supreme Court's decision in Commissioner v. Clark, 109 S.Ct. 1455 (1989). Pursuant to Commissioner v. Clark, in applying Code Section 356(a)(2), the transaction should be tested under the rules of Code Section 302(b) as if a Decatur Financial shareholder received only First Merchants common stock in the Merger, and then surrendered some of such First Merchants stock to First Merchants in a redemption for the cash received in the Merger. No loss will be recognized by a Decatur Financial shareholder on the receipt of First Merchants common stock and cash in exchange for Decatur Financial common stock. Code Section 356(c).

     3. A Decatur Financial shareholder receiving all cash will recognize gain or loss measured by the difference between the amount of cash received and the basis of the Decatur Financial stock surrendered. After the Commissioner v. Clark case, if a Decatur Financial shareholder receives only cash in exchange for Decatur Financial stock, the transaction should be treated as if either (i) the shareholder sold his or her Decatur Financial stock to First Merchants for cash, or (ii) the Decatur Financial shareholder received First Merchants stock in the Merger after which First Merchants redeemed those shares (i.e., a stock redemption by First Merchants subject to the provisions and limitations of Code
Section 302). It is possible, however, especially in the case of a Decatur Financial shareholder who perfects dissenters rights and receives solely cash, that the Internal Revenue Service could view the transaction as stock redemption by Decatur Financial (subject to the provisions and limitations of Code Section
302).

     4. The basis of First Merchants common stock received (including any fractional share interests deemed received) by Decatur Financial shareholders in exchange for their Decatur Financial stock will be equal to such shareholder's basis in the Decatur Financial stock exchanged, decreased by any cash received, and increased by any gain recognized on the exchange. Code Section 358(a)(1).


                                     Ex.8-2

First Merchants Corporation
Decatur Financial, Inc.
March 24, 2000
Page 3


     5. The holding period of the First Merchants common stock received (including any fractional share interests deemed received) will include the period during which the Decatur Financial stock was held, provided that the Decatur Financial stock was held as a capital asset on the date of the Merger. Code Section 1223(1).

     6. No gain or loss will be recognized by Decatur Financial or First Merchants in connection with the transaction. Code Sections 361(a) and 1032.

     7. The basis of the assets of Decatur Financial acquired by First
Merchants in the Merger will be the same as the basis of such assets in the hands of Decatur Financial immediately prior to the Merger. Code Section 362(b).

     The opinions expressed herein represent our conclusions as to the application of existing federal income tax law to the facts as presented to us, and we give no assurance that changes in such law or any interpretation thereof will not affect the opinions expressed by us. Moreover, there can be no assurance that these opinions will not be challenged by the Internal Revenue Service or that a court considering the issues will not hold contrary to such opinions. We express no opinion on the treatment of this transaction under the income tax laws of any state or other taxing jurisdictions. We assume no obligation to advise of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention.

     Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement. This opinion is addressed to you and is being furnished to you solely for your use in connection with the transaction that is the subject of the Merger Agreement. We assume no professional responsibility to any other person or entity. Accordingly, the opinions expressed herein are not to be utilized or quoted by, delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority, or for any other purpose, without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          BINGHAM SUMMERS WELSH & SPILMAN, LLP



                                     Ex.8-3